UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Special Recognition and Incentive Awards. The Company’s Nominating and Compensation Committee granted special recognition and retention awards (the "Awards") to Paula Shannon, Satish Maripuri and Henri Broekmate, each a named executive officers of the Company (collectively, the "Contributors"), consisting of a cash award and a grant of restricted stock, with restrictions on disposition lapsing on the 18 month anniversary of the date of grant, December 28, 2005. These Awards were made in recognition of the contributions of each such Contributor to the successful integration of the acquisition by the Company of Bowne Global Solutions (BGS), and to provide an incentive to each such Contributor relative to further integration of BGS with Company and the achievement of the combined companies’ strategic goals. The Committee’s actions reflected its consultations with an independent compensation consultant retained by the Committee for the purpose of determining an appropriate level of recognition, incentive and retention compensation for the Contributors relative to a business combination of comparable scale and complexity.

The cash and restricted stock awards made to each Contributor are set forth below:

Henri Broekmate, Senior Vice President, Global Client Services: Cash Award of $40,000 and 5,649 shares of restricted stock.

Satish Maripuri, Chief Operating Officer: Cash Award of $46,000 and 6,497 shares of restricted stock.

Paula Shannon, Chief Sales Officer: Cash Award of $40,000 and 5,649 shares of restricted stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

December 30, 2005	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: Vice President, General Counsel and Secretary